Exhibit 99.1

Prestige Brands Holdings, Inc. Reports Second Quarter Fiscal 2017 Results

▪	Q2 Revenues Up 4.4% to $215.1 Million; First Half Year Revenues Up 6.6%

▪	Q2 EPS of $0.60; Non-GAAP Adjusted EPS Increased 5.0% to $0.63

▪	Q2 Net Cash Provided by Operating Activities Up 5.2% to $49.5 Million

▪	Debt Reduced by $100.5 Million in Q2

▪	Outlook Reaffirmed for Full Year FY’17 Revenue, Non-GAAP Adjusted EPS & Non-GAAP Adjusted Free Cash Flow

Tarrytown, NY-(Business Wire)-November 3, 2016--Prestige Brands Holdings, Inc. (NYSE-PBH) today announced results for the second quarter of fiscal year 2017, which ended September 30, 2016.

“We are pleased with the results of the second fiscal quarter, which reflect record quarterly sales, continued strong adjusted earnings per share, free cash flow growth and debt repayment of more than $100 million during the quarter,” said Ron Lombardi, CEO. “We continue to gain market share across our invest for growth portfolio and continue to expect consumption to be in line with our organic growth targets for the year,” he said.

Second Fiscal Quarter and First Half of Fiscal 2017 Ended September 30, 2016
Reported revenues for the second quarter of fiscal 2017 were $215.1 million, an increase of 4.4% over the prior year comparable quarter’s revenues of $206.1 million. Reported revenues for the six month period ended September 30, 2016 totaled $424.6 million, an increase of 6.6% over the prior year comparable six month period’s revenues of $398.2 million. These results reflect consumption increases across the Company’s invest for growth portfolio and the addition of the DenTek business.

Reported net income for the second quarter of fiscal 2017 totaled $32.2 million, an increase of 1.2% over the prior year comparable quarter’s net income of $31.8 million. Earnings per share were $0.60 for both the second quarter of fiscal 2017 and the prior year comparable period. Non-GAAP adjusted net income for the second quarter of fiscal 2017 was $33.8 million, an increase of 6.2% over the prior year period of $31.8 million. Non-GAAP adjusted earnings per share were $0.63 per share for the second quarter of fiscal 2017, compared to $0.60 per share in the prior year comparable period. Adjustments to net income in the second fiscal quarter of 2017 included accelerated amortization of debt origination costs, integration costs associated with the DenTek acquisition and the related income tax effects of the adjustments.

Reported net income for the first six months of fiscal 2017 totaled $26.7 million compared with the prior year comparable period’s net income of $58.0 million. Reported earnings per share for the first six month period of fiscal 2017 were $0.50, compared to the prior year comparable period’s reported earnings per share of $1.09 per share. Non-GAAP adjusted net income increased 10.1% for the first six month period of fiscal 2017 to $65.2 million, or $1.22 per share, compared to $59.2 million, or $1.12 per share, during the prior year comparable period. Adjustments to net income in the first six months of fiscal year 2017 included accelerated amortization of debt origination costs, integration costs associated with the DenTek acquisition, a net non-cash charge related to the divestiture of certain non-core brands and related income tax effects of the adjustments. Adjustments to net income in the first six months of fiscal year 2016 included costs associated with the CEO transition and loss on extinguishment of debt.

Free Cash Flow & Balance Sheet
The Company's reported net cash provided by operating activities for the second fiscal quarter increased 5.2% to $49.5 million, while non-GAAP adjusted free cash flow for the second fiscal quarter increased 6.9% to $49.4 million compared to the prior year comparable quarter.

For the first six months of fiscal 2017, net cash provided by operating activities increased 10.7% to $100.3 million, while non-GAAP adjusted free cash flow increased 12.0% to $99.6 million compared to the prior year's period.

The Company's net debt at September 30, 2016 decreased to approximately $1.5 billion, reflecting debt repayments of $100.5 million during the second fiscal quarter of 2017 and $150.5 million fiscal year to date. Proceeds from the divestiture of certain non-core brands are included in debt repayments in the fiscal second quarter of 2017. At September 30, 2016, the Company's covenant-defined leverage ratio was approximately 4.5.

Segment Review
Reported revenues for the North American OTC Healthcare segment were $172.4 million for the second quarter of fiscal 2017, 4.3% higher than the prior year comparable quarter's revenues of $165.4 million. For the first six months of the current fiscal year, reported revenues for the North American OTC segment were $344.5 million, an increase of 7.1% compared to $321.8 million in the prior year comparable period.

Reported revenues for the International OTC Healthcare segment for the second quarter of fiscal 2017 were $18.8 million, 17.8% higher than the $16.0 million reported in the prior year comparable period. For the first six months of the current fiscal year, reported revenues for the International OTC Healthcare segment were $34.6 million, an increase of 17.6% over the prior year comparable period’s revenues of $29.4 million. Revenues for both the North American OTC Healthcare segment and the International OTC Healthcare segment were impacted by favorable consumption levels as well as revenues from DenTek.

Reported revenues for the Household Cleaning segment were $23.8 million for the second quarter of fiscal 2017, a decrease of 3.6% over the prior year comparable quarter's revenues of $24.7 million. For the first six months of the current fiscal year, reported revenues for the Household Cleaning segment were

$45.5 million, a decrease of 3.1% over the prior year comparable six month period’s revenues of $47.0 million.

Commentary and Outlook
“The strength of our diverse domestic and international product portfolio combined with continued consumption growth are offsetting retailer headwinds in the U.S., enabling us to reiterate our full year fiscal guidance and positioning us for another year of solid top and bottom line results,” Mr. Lombardi said. “We expect full year revenue growth of 4.5-6%, and anticipate adjusted EPS in the range of $2.30-$2.36 and free cash flow of $185 million or more,” he said.

Q2 Conference Call & Accompanying Slide Presentation
The Company will host a conference call to review its first quarter results on November 3, 2016 at 8:30 am EDT. The toll-free dial-in numbers are 844-233-9440 within North America and 574-990-1016 outside of North America. The conference ID is 94506453. The Company will provide a live Internet webcast, a slide presentation to accompany the call, as well as an archived replay, all of which can be accessed from the Investor Relations page of the Company's website at http://prestigebrands.com. The slide presentation can be accessed just before the call from the Investor Relations page of the website by clicking on Webcasts and Presentations. Telephonic replays will be available for two weeks following the completion of the call and can be accessed at 855-859-2056 within North America and at 404-537-3406 from outside North America. The conference ID is 94506453.

Non-GAAP Financial Information
In addition to financial results reported in accordance with generally accepted accounting principles (GAAP), we have provided certain non-GAAP financial information in this release to aid investors in understanding the Company's performance. Each non-GAAP financial measure is defined and reconciled to its most closely related GAAP financial measure in the “About Non-GAAP Financial Measures” section at the end of this earnings release.

About Prestige Brands Holdings, Inc.
The Company markets and distributes brand name over-the-counter healthcare and household cleaning products throughout the U.S and Canada, Australia and in certain other international markets. The Company’s brands include Monistat® women’s health products, Nix® lice treatment, Chloraseptic® sore throat treatments, Clear Eyes® eye care products, Compound W® wart treatments, DenTek® and The Doctor's® NightGuard® oral care products, Little Remedies® pediatric products, Efferdent® denture care products, Luden's® throat drops, Dramamine® motion sickness treatment, BC® and Goody's® pain relievers, Beano® gas prevention, Debrox® earwax remover, and Gaviscon® antacid in Canada. Visit the Company's website at www.prestigebrands.com.

Note Regarding Forward-Looking Statements
This news release contains "forward-looking statements" within the meaning of the federal securities laws that are intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" generally can be identified by the use of forward-looking terminology such as "assumptions," "target," "guidance," “strategy,” "outlook," "plans," "projection," "may," "will," "would," "expect," "intend," "estimate," "anticipate," "believe”, "potential," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology. The "forward-looking statements" include, without limitation, statements regarding the Company's expectations regarding future operating results including revenues, adjusted earnings per share and adjusted free cash flow, and the Company’s ability to gain market share and meet organic growth targets. These statements are based on management's estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those expected as a result of a variety of factors, including the impact of our advertising and promotional initiatives, the severity of the cold and flu season, general economic and business conditions, fluctuating foreign exchange rates, consumer trends, competition in our industry, the ability of our third party manufacturers and suppliers to meet demand for our products, and introductions of new products. A discussion of other factors that could cause results to vary is included in the Company's Annual Report on Form 10-K for the year ended March 31, 2016, Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, and other periodic reports filed with the Securities and Exchange Commission.
Company Contact: Dean Siegal
914-524-6819

Prestige Brands Holdings, Inc.
Consolidated Statements of Income and Comprehensive Income
(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
(In thousands, except per share data)	2016	2015	2016	2015
Revenues
Net sales	$215,017	$205,262	$423,787	$396,549
Other revenues	35	803	840	1,648
Total revenues	215,052	206,065	424,627	398,197

Cost of Sales
Cost of sales (exclusive of depreciation shown below)	91,087	86,125	179,071	166,021
Gross profit	123,965	119,940	245,556	232,176

Operating Expenses
Advertising and promotion	28,592	27,893	56,227	54,315
General and administrative	18,795	16,462	38,252	34,051
Depreciation and amortization	6,016	5,687	12,848	11,407
(Gain) loss on sales of assets	(496)	—	54,957	—
Total operating expenses	52,907	50,042	162,284	99,773
Operating income	71,058	69,898	83,272	132,403

Other (income) expense
Interest income	(46)	(33)	(103)	(60)
Interest expense	20,876	20,700	42,060	42,611
Loss on extinguishment of debt	—	—	—	451
Total other expense	20,830	20,667	41,957	43,002
Income before income taxes	50,228	49,231	41,315	89,401
Provision for income taxes	18,033	17,428	14,651	31,425
Net income	$32,195	$31,803	$26,664	$57,976

Earnings per share:
Basic	$0.61	$0.60	$0.50	$1.10
Diluted	$0.60	$0.60	$0.50	$1.09

Weighted average shares outstanding:
Basic	52,993	52,803	52,941	52,676
Diluted	53,345	53,151	53,329	53,055

Comprehensive income, net of tax:
Currency translation adjustments	2,703	(11,079)	(3,121)	(11,484)
Total other comprehensive (loss) income	2,703	(11,079)	(3,121)	(11,484)
Comprehensive income	$34,898	$20,724	$23,543	$46,492

Prestige Brands Holdings, Inc.
Consolidated Balance Sheets
(Unaudited)

(In thousands) Assets	September 30, 2016	March 31, 2016
Current assets
Cash and cash equivalents	$30,458	$27,230
Accounts receivable, net	92,869	95,247
Inventories	97,959	91,263
Deferred income tax assets	10,646	10,108
Prepaid expenses and other current assets	11,341	25,165
Assets held for sale	36,400	—
Total current assets	279,673	249,013

Property and equipment, net	13,732	15,540
Goodwill	351,662	360,191
Intangible assets, net	2,181,128	2,322,723
Other long-term assets	4,783	1,324
Total Assets	$2,830,978	$2,948,791

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$39,041	$38,296
Accrued interest payable	8,264	8,664
Other accrued liabilities	67,006	59,724
Total current liabilities	114,311	106,684

Long-term debt
Principal amount	1,502,000	1,652,500
Less unamortized debt costs	(22,337)	(27,191)
Long-term debt, net	1,479,663	1,625,309

Deferred income tax liabilities	459,527	469,622
Other long-term liabilities	2,837	2,840
Total Liabilities	2,056,338	2,204,455

Stockholders' Equity
Preferred stock - $0.01 par value
Authorized - 5,000 shares
Issued and outstanding - None	—	—
Common stock - $0.01 par value
Authorized - 250,000 shares
Issued - 53,265 shares at September 30, 2016 and 53,066 shares at March 31, 2016	532	530
Additional paid-in capital	453,336	445,182
Treasury stock, at cost - 331 shares at September 30, 2016 and 306 shares at March 31, 2016	(6,558)	(5,163)
Accumulated other comprehensive loss, net of tax	(26,646)	(23,525)
Retained earnings	353,976	327,312
Total Stockholders' Equity	774,640	744,336
Total Liabilities and Stockholders' Equity	$2,830,978	$2,948,791

Prestige Brands Holdings, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended September 30,
(In thousands)	2016	2015
Operating Activities
Net income	$26,664	$57,976
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,848	11,407
Loss (gain) on sales of intangible assets and property and equipment	55,112	(36)
Deferred income taxes	(10,602)	21,985
Amortization of debt origination costs	5,097	4,055
Stock-based compensation costs	3,933	5,034
Loss on extinguishment of debt	—	451
Changes in operating assets and liabilities, net of effects from acquisitions
Accounts receivable	356	(3,918)
Inventories	(10,663)	(3,838)
Prepaid expenses and other current assets	10,112	3,436
Accounts payable	820	(4,519)
Accrued liabilities	6,605	(1,443)
Net cash provided by operating activities	100,282	90,590

Investing Activities
Purchases of property and equipment	(1,404)	(1,683)
Proceeds from sales of intangible assets	52,353	—
Proceeds from the sale of property and equipment	75	344
Net cash provided by (used in) investing activities	51,024	(1,339)

Financing Activities
Term loan repayments	(130,500)	(50,000)
Borrowings under revolving credit agreement	20,000	15,000
Repayments under revolving credit agreement	(40,000)	(55,000)
Payments of debt origination costs	(9)	(4,211)
Proceeds from exercise of stock options	3,423	6,398
Proceeds from restricted stock exercises	—	544
Excess tax benefits from share-based awards	800	1,850
Fair value of shares surrendered as payment of tax withholding	(1,395)	(2,187)
Net cash used in financing activities	(147,681)	(87,606)

Effects of exchange rate changes on cash and cash equivalents	(397)	(811)
Increase in cash and cash equivalents	3,228	834
Cash and cash equivalents - beginning of period	27,230	21,318
Cash and cash equivalents - end of period	$30,458	$22,152

Interest paid	$37,259	$40,550
Income taxes paid	$6,743	$3,707

Prestige Brands Holdings, Inc.
Consolidated Statements of Income
Business Segments
(Unaudited)

	Three Months Ended September 30, 2016
(In thousands)	North American OTC Healthcare	International OTC Healthcare	Household Cleaning	Consolidated
Gross segment revenues	$172,590	$18,802	$23,768	$215,160
Elimination of intersegment revenues	(143)	—	—	(143)
Third-party segment revenues	172,447	18,802	23,768	215,017
Other revenues	—	2	33	35
Total segment revenues	172,447	18,804	23,801	215,052
Cost of sales	65,402	7,096	18,589	91,087
Gross profit	107,045	11,708	5,212	123,965
Advertising and promotion	24,811	3,244	537	28,592
Contribution margin	$82,234	$8,464	$4,675	95,373
Other operating expenses*				24,315
Operating income				71,058
Other expense				20,830
Income before income taxes				50,228
Provision for income taxes				18,033
Net income				$32,195
*Other operating expenses for the three months ended September 30, 2016 includes a pre-tax loss on sale of assets of $0.7 million related to Pediacare, New Skin, and Fiber Choice and a pre-tax gain on sale of assets of $1.2 million associated with the sale of license rights in certain geographic areas pertaining to Comet. The assets and corresponding contribution margin associated with the pre-tax loss on sale of assets related to Pediacare, New Skin, and Fiber Choice are included within the North American OTC Healthcare segment, while the pre-tax gain on sale of license rights related to Comet are included in the Household Cleaning segment.

	Six Months Ended September 30, 2016
(In thousands)	North American OTC Healthcare	International OTC Healthcare	Household Cleaning	Consolidated
Gross segment revenues	$345,891	$34,602	$44,658	$425,151
Elimination of intersegment revenues	(1,364)	—	—	(1,364)
Third-party segment revenues	344,527	34,602	44,658	423,787
Other revenues	—	6	834	840
Total segment revenues	344,527	34,608	45,492	424,627
Cost of sales	129,636	14,044	35,391	179,071
Gross profit	214,891	20,564	10,101	245,556
Advertising and promotion	49,851	5,368	1,008	56,227
Contribution margin	$165,040	$15,196	$9,093	189,329
Other operating expenses*				106,057
Operating income				83,272
Other expense				41,957
Income before income taxes				41,315
Provision for income taxes				14,651
Net income				$26,664
*Other operating expenses for the six months ended September 30, 2016 includes a pre-tax loss on sale of assets of $56.2 million related to Pediacare, New Skin, and Fiber Choice and a pre-tax gain on sale of assets of $1.2 million associated with the sale of license rights in certain geographic areas pertaining to Comet. The assets and corresponding contribution margin associated with the pre-tax loss on sale of assets related to Pediacare, New Skin, and Fiber Choice are included within the North American OTC Healthcare segment, while the pre-tax gain on sale of license rights related to Comet are included in the Household Cleaning segment.

	Three Months Ended September 30, 2015
(In thousands)	North American OTC Healthcare	International OTC Healthcare	Household Cleaning	Consolidated
Gross segment revenues	$166,886	$15,954	$23,894	$206,734
Elimination of intersegment revenues	(1,472)	—	—	(1,472)
Third-party segment revenues	165,414	15,954	23,894	205,262
Other revenues**	—	6	797	803
Total segment revenues	165,414	15,960	24,691	206,065
Cost of sales**	61,497	6,094	18,534	86,125
Gross profit	103,917	9,866	6,157	119,940
Advertising and promotion	24,440	2,777	676	27,893
Contribution margin	$79,477	$7,089	$5,481	92,047
Other operating expenses				22,149
Operating income				69,898
Other expense				20,667
Income before income taxes				49,231
Provision for income taxes				17,428
Net income				$31,803

	Six Months Ended September 30, 2015
(In thousands)	North American OTC Healthcare	International OTC Healthcare	Household Cleaning	Consolidated
Gross segment revenues	$323,978	$29,410	$45,361	$398,749
Elimination of intersegment revenues	(2,200)	—	—	(2,200)
Third-party segment revenues	321,778	29,410	45,361	396,549
Other revenues**	15	31	1,602	1,648
Total segment revenues	321,793	29,441	46,963	398,197
Cost of sales**	119,624	11,383	35,014	166,021
Gross profit	202,169	18,058	11,949	232,176
Advertising and promotion	47,635	5,500	1,180	54,315
Contribution margin	$154,534	$12,558	$10,769	177,861
Other operating expenses				45,458
Operating income				132,403
Other expense				43,002
Income before income taxes				89,401
Provision for income taxes				31,425
Net income				$57,976

**Certain immaterial amounts relating to other revenues and cost of sales for each of the three and six months ended September 30, 2015 were reclassified between the International OTC Healthcare segment and the North American OTC Healthcare segment. There were no changes to the consolidated financial statements for any periods presented.

About Non-GAAP Financial Measures
We have pursued various strategic initiatives and completed a number of acquisitions in recent years that have resulted in revenues that would not have otherwise been recognized. The frequency and the amount of such revenues vary significantly based on the size, timing and complexity of the transaction. In addition to financial results reported in accordance with GAAP, we disclose certain Non-GAAP financial measures ("NGFMs"), including, but not limited to, Non-GAAP Organic Revenues, Non-GAAP Organic Revenues on a Constant Currency basis, Non-GAAP Adjusted General and Administrative expenses, Non-GAAP Adjusted General and Administrative expense percentage, Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted EBITDA Margin, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, Non-GAAP Free Cash Flow, and Non-GAAP Adjusted Free Cash Flow. We use these NGFMs internally, along with GAAP information, in evaluating our operating performance and in making financial and operational decisions. We believe that the presentation of these NGFMs provides investors with greater transparency, and provides a more complete understanding of our business than could be obtained absent these disclosures, because the supplemental data relating to our financial condition and results of operations provides additional ways to view our operation when considered with both our GAAP results and the reconciliations below. In addition, we believe that the presentation of each of these NGFMs is useful to investors for period-to-period comparisons of results in assessing shareholder value, and we use these NGFMs internally to evaluate the performance of our personnel and also to evaluate our operating performance and compare our performance to that of our competitors.
These NGFMs are not in accordance with GAAP, should not be considered as a measure of profitability or liquidity, and may not be directly comparable to similarly titled NGFMs reported by other companies. These NGFMs have limitations and they should not be considered in isolation from or as an alternative to their most closely related GAAP measures reconciled below. Investors should not rely on any single financial measure when evaluating our business. We recommend investors review the GAAP financial measures included in this earnings release. When viewed in conjunction with our GAAP results and the reconciliations below, we believe these NGFMs provide greater transparency and a more complete understanding of factors affecting our business than GAAP measures alone.

NGFMs Defined
We define our NGFMs presented herein as follows:

•	Non-GAAP Organic Revenues: GAAP Total Revenues excluding revenues associated with products acquired or divested in the periods presented.

•	Non-GAAP Organic Revenues on a Constant Currency basis: Non-GAAP Organic Revenues excluding the impact of current year foreign exchange rates on total revenues.

•
Non-GAAP Adjusted General and Administrative expenses: GAAP General and Administrative expenses minus certain other legal and professional fees, acquisition and other integration costs, divestiture costs, and costs associated with our CEO transition.

•	Non-GAAP Adjusted General and Administrative expense percentage: Calculated as Non-GAAP Adjusted General and Administrative expense divided by GAAP Total Revenues.

•	Non-GAAP EBITDA: GAAP Net Income less interest expense (income), income taxes, and depreciation and amortization.

•
Non-GAAP Adjusted EBITDA: Non-GAAP EBITDA less certain other legal and professional fees, other acquisition-related costs, divestiture costs, costs associated with our CEO transition, loss on extinguishment of debt, and gain/loss on sale of assets.

•	Non-GAAP Adjusted EBITDA Margin: Calculated as Non-GAAP Adjusted EBITDA divided by GAAP Total Revenues.

•
Non-GAAP Adjusted Net Income: GAAP Net Income before certain other legal and professional fees, other acquisition and integration-related costs, divestiture costs, costs associated with our CEO transition, accelerated amortization of debt origination costs due to sale of assets, loss on extinguishment of debt, gain/loss on sale of assets and the applicable tax impacts associated with these items and other non-deductible items.

•	Non-GAAP Adjusted EPS: Calculated as Non-GAAP Adjusted Net Income, divided by the weighted average number of common and potential common shares outstanding during the period.

•	Non-GAAP Free Cash Flow: GAAP Net cash provided by operating activities less cash paid for capital expenditures.

•	Non-GAAP Adjusted Free Cash Flow: Non-GAAP Free Cash Flow plus cash payments made for integration, transition, and other costs associated with acquisitions and divestitures.
The following tables set forth the reconciliations of each of our NGFMs to their most directly comparable financial measures presented in accordance with GAAP.

Reconciliation of GAAP Total Revenues to Non-GAAP Organic Revenues and Non-GAAP Organic Revenues on a Constant Currency basis and related growth percentages:

	Three Months Ended September 30,		Six Months Ended September 30,
	2016	2015	2016	2015
(In thousands)
GAAP Total Revenues	$215,052	$206,065	$424,627	$398,197
Revenue Growth	4.4%		6.6%
Adjustments:
DenTek revenues (1)	(17,214)	—	(33,841)	—
Revenues associated with divested brands(2)	—	(6,922)	—	(6,922)
Total adjustments	(17,214)	(6,922)	(33,841)	(6,922)
Non-GAAP Organic Revenues	197,838	199,143	390,786	391,275
Organic Revenue Growth (Decline)	(0.7)%		(0.1)%
Impact of foreign currency exchange rates (3)		(76)		(905)
Non-GAAP Organic Revenues on a constant currency basis	$197,838	$199,067	$390,786	$390,370
Constant Currency Organic Revenue Growth	(0.6)%		0.1%

(1) DenTek revenues are excluded for purposes of calculating Non-GAAP organic revenues. These revenue adjustments relate to our North American and International OTC Healthcare segment.
(2) Revenues of our divested brands have been excluded from the prior year for purposes of calculating Non-GAAP organic revenues. These revenue adjustments relate to our North American OTC Healthcare segment.
(3) Foreign currency exchange rate adjustments relate to all segments.

Reconciliation of GAAP General and Administrative Expense to Non-GAAP Adjusted General and Administrative Expense and related Non-GAAP Adjusted General and Administrative Expense percentage:

	Three Months Ended September 30,		Six Months Ended September 30,
	2016	2015	2016	2015
(In thousands)
GAAP General and Administrative Expense	$18,795	$16,462	$38,252	$34,051
Adjustments:
Costs associated with CEO transition (1)	—	—	—	1,406
Legal and professional fees associated with acquisitions and divestitures (2)	101	—	585	—
Integration, transition and other costs associated with acquisitions and divestitures (2)	1,420	—	3,061	—
Total adjustments	1,521	—	3,646	1,406
Non-GAAP Adjusted General and Administrative Expense	$17,274	$16,462	$34,606	$32,645
Non-GAAP Adjusted General and Administrative Expense Percentage	8.0%	8.0%	8.1%	8.2%
(1) Costs relate to search fees associated with CEO and CFO transition and certain accelerated stock compensation costs related to our former CEO.
(2) Acquisition related items represent costs related to integrating recently acquired businesses including (but not limited to), costs to exit or convert contractual obligations, severance, information system conversion and consulting costs; and certain costs related to the consummation of the acquisition process such as legal and other acquisition related professional fees.

Reconciliation of GAAP Net Income to Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA and related Non-GAAP Adjusted EBITDA Margin:

	Three Months Ended September 30,		Six Months Ended September 30,
	2016	2015	2016	2015
(In thousands)
GAAP Net Income	$32,195	$31,803	$26,664	$57,976
Interest expense, net	20,830	20,667	41,957	42,551
Provision for income taxes	18,033	17,428	14,651	31,425
Depreciation and amortization	6,016	5,687	12,848	11,407
Non-GAAP EBITDA:	77,074	75,585	96,120	143,359
Adjustments:
Costs associated with CEO transition (1)	—	—	—	1,406
Legal and professional fees associated with acquisitions and divestitures (2)	101	—	585	—
Integration, transition and other costs associated with acquisitions and divestitures (2)	1,420	—	3,061	—
Loss on extinguishment of debt	—	—	—	451
(Gain) loss on sale of assets	(496)	—	54,957	—
Total adjustments	1,025	—	58,603	1,857
Non-GAAP Adjusted EBITDA	$78,099	$75,585	$154,723	$145,216
Non-GAAP Adjusted EBITDA Margin	36.3%	36.7%	36.4%	36.5%
(1) Costs relate to search fees associated with CEO and CFO transition and certain accelerated stock compensation costs related to our former CEO.
(2) Acquisition related items represent costs related to integrating recently acquired businesses including (but not limited to), costs to exit or convert contractual obligations, severance, information system conversion and consulting costs; and certain costs related to the consummation of the acquisition process such as legal and other acquisition related professional fees.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income and related Adjusted Earnings Per Share:

	Three Months Ended September 30,				Six Months Ended September 30,
	2016	2016 Adjusted EPS	2015	2015 Adjusted EPS	2016	2016 Adjusted EPS	2015	2015 Adjusted EPS
(In thousands)
GAAP Net Income	$32,195	$0.60	$31,803	$0.60	$26,664	$0.50	$57,976	$1.09
Adjustments:
Costs associated with CEO transition (1)	—	—	—	—	—	—	1,406	0.03
Legal and professional fees associated with acquisitions and divestitures (2)	101	—	—	—	585	0.01	—	—
Integration, transition and other costs associated with acquisitions and divestitures (2)	1,420	0.03	—	—	3,061	0.06	—	—
Accelerated amortization of debt origination costs due to sale of assets	1,131	0.02	—	—	1,131	0.02	—	—
Loss on extinguishment of debt	—	—	—	—	—	—	451	0.01
(Gain) loss on sale of assets	(496)	(0.01)	—	—	54,957	1.03	—	—
Tax impact of adjustments (3)	(566)	(0.01)	—	—	(21,224)	(0.40)	(657)	(0.01)
Total adjustments	1,590	0.03	—	—	38,510	0.72	1,200	0.03
Non-GAAP Adjusted Net Income and Adjusted EPS	$33,785	$0.63	$31,803	$0.60	$65,174	$1.22	$59,176	$1.12
(1) Costs relate to search fees associated with CEO and CFO transition and certain accelerated stock compensation costs related to our former CEO.
(2) Acquisition related items represent costs related to integrating recently acquired businesses including (but not limited to), costs to exit or convert contractual obligations, severance, information system conversion and consulting costs; and certain costs related to the consummation of the acquisition process such as legal and other acquisition related professional fees.
(3) The income tax adjustments are determined using applicable rates in the taxing jurisdictions in which the above adjustments relate and includes both current and deferred income tax expense (benefit) based on the specific nature of the specific Non-GAAP performance measure.

Reconciliation of GAAP Net Income to Non-GAAP Free Cash Flow and Non-GAAP Adjusted Free Cash Flow:

	Three Months Ended September 30,		Six Months Ended September 30,
	2016	2015	2016	2015
(In thousands)
GAAP Net Income	$32,195	$31,803	$26,664	$57,976
Adjustments:
Adjustments to reconcile net income to net cash provided by operating activities as shown in the Statement of Cash Flows	9,592	20,040	66,388	42,896
Changes in operating assets and liabilities, net of effects from acquisitions as shown in the Statement of Cash Flows	7,744	(4,774)	7,230	(10,282)
Total adjustments	17,336	15,266	73,618	32,614
GAAP Net cash provided by operating activities	49,531	47,069	100,282	90,590
Purchases of property and equipment	(509)	(903)	(1,404)	(1,683)
Non-GAAP Free Cash Flow	49,022	46,166	98,878	88,907
Integration, transition and other payments associated with acquisitions and divestitures(1)	352	—	683	—
Non-GAAP Adjusted Free Cash Flow	$49,374	$46,166	$99,561	$88,907
(1) Acquisition related items represent payments related to integrating recently acquired businesses including (but not limited to), costs to exit or convert contractual obligations, severance, information system conversion and consulting costs; and certain costs related to the consummation of the acquisition process such as legal and other acquisition related professional fees.

Outlook for Fiscal Year 2017:

Reconciliation of Projected GAAP EPS to Projected Non-GAAP Adjusted EPS:

	2017 Projected EPS
	Low	High
Projected FY'17 GAAP EPS	$1.55	$1.61
Adjustments:
Costs associated with DenTek integration(1)	0.08	0.08
Loss on sale of assets	0.67	0.67
Total Adjustments	0.75	0.75
Projected Non-GAAP Adjusted EPS	$2.30	$2.36
(1) Acquisition related items represent costs related to integrating recently acquired businesses including (but not limited to), costs to exit or convert contractual obligations, severance, information system conversion and consulting costs; and certain costs related to the consummation of the acquisition process such as legal and other acquisition related professional fees.

Reconciliation of Projected GAAP Net cash provided by operating activities to Projected Non-GAAP Adjusted Free Cash Flow:

2017 Projected Free Cash Flow
(In millions)
Projected FY'17 GAAP Net cash provided by operating activities	$191
Additions to property and equipment for cash	(4)
Projected Non-GAAP Free Cash Flow	187
Payments associated with acquisitions(1)	3
Projected Non-GAAP Adjusted Free Cash Flow	$190
(1) Acquisition related items represent costs related to integrating recently acquired businesses including (but not limited to), costs to exit or convert contractual obligations, severance, information system conversion and consulting costs; and certain costs related to the consummation of the acquisition process such as legal and other acquisition related professional fees.